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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 28, 1997 (except with respect to the matter discussed in Note 10, as to which the date is March 14, 1997) included in Zydeco Energy, Inc.'s Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.


                            /s/ Arthur Andersen LLP

                            ARTHUR ANDERSEN LLP



     Houston, Texas
     May 19, 1997